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                                                                   EXHIBIT 23(B)

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 to be filed on or about March 29, 1995, for the registration of $1,250,000,000 of securities and to the incorporation by reference therein of our report dated February 15, 1995, with respect to the consolidated financial statements and schedules of American General Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Houston, Texas
March 27, 1995